JACKSON FINANCIAL INC.

RESTRICTED SECURITIES/AFFILIATES LIST

Effective July 2022[1]

RESTRICTED SECURITIES

COMPANY
Jackson Financial Inc.
Apollo Global Management, Inc.
Athene Holding Ltd.
Athene Co-Invest Reinsurance Affiliates 1A Ltd.
Athene Global Funding
Jackson National Life Global Funding
Prudential plc
PPM Funds

MINORITY INTEREST HOLDERS

COMPANY	COUNTRY OF ORGANIZATION	CONTROL/OWNERSHIP
Athene Co-Invest Reinsurance Affiliate 1A Ltd.[1] (indirect subsidiary of Athene Holding Ltd. (Athene))[1]	Bermuda	9.9% Minority Interest held in Jackson Financial Inc.[2]
Apollo Insurance Solutions Group LP	United States (Delaware)	9.9% Minority Interest held in Jackson Financial Inc.[2]
AISG GP Ltd.	Cayman Islands	9.9% Minority Interest held in Jackson Financial Inc.[2]
Apollo Life Asset, L.P.	Cayman Islands	9.9% Minority Interest held in Jackson Financial Inc.[2]
Apollo Life Asset GP, LLC	Cayman Islands	9.9% Minority Interest held in Jackson Financial Inc.[2]
Apollo Capital Management, L.P.	United States (Delaware)	9.9% Minority Interest held in Jackson Financial Inc.[2]
Apollo Capital Management GP, LLC	United States (Delaware)	9.9% Minority Interest held in Jackson Financial Inc.[2]
Apollo Management Holdings, L.P.	United States (Delaware)	9.9% Minority Interest held in Jackson Financial Inc.[2]
Apollo Management Holdings GP, LLC	United States (Delaware)	9.9% Minority Interest held in Jackson Financial Inc.[2]
Sessa Capital (Master), L.P.	Cayman Islands	3.8 % Minority Interest held in Jackson Financial, Inc.[3]
Sessa Capital Special Opportunity Fund II, L.P.	United States (Delaware)	1.6 % Minority Interest held in Jackson Financial, Inc.[3]
Sessa Capital GP, LLC	United States (Delaware)	5.4% Minority Interest held in Jackson Financial Inc.[3]
Sessa Capital IM, L.P.	United States (Delaware)	5.4% Minority Interest held in Jackson Financial Inc.[3]

[1] Information as of July 1, 2022, except where otherwise indicated.

- 1 –

AS OF JULY 2022

UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY

JACKSON®

Sessa Capital IM GP, LLC	United States (Delaware)	5.4% Minority Interest held in Jackson Financial Inc. [3]
John Petry		5.4% Minority Interest held in Jackson Financial Inc. [3]
Prudential plc	United Kingdom	18.6% Minority Interest held in Jackson Financial Inc. [4]
The Vanguard Group	United States (Pennsylvania)	8.52% Minority Interest held in Jackson Financial Inc[5]
FMR LLC	United States (Delaware)	6.183% Minority Interest held in Jackson Financial Inc[6]
Dan Hagan		9.88% Minority Interest held in Jackson Financial Inc. [7]

1 Athene Co-Invest Reinsurance Affiliates 1A Ltd., Athene Holding Ltd., and Apollo Global Management, Inc. (NYSE:APO), parent of Athene should all be included on your restrict lists, pursuant to 1940 Act guidelines.

2 Percentage held as of February 14, 2022 SC 13G filed by Athene Co-Invest Reinsurance Affiliate 1A Ltd., Apollo Insurance solutions Group LP, AISG GP Ltd., Apollo Life Asset, L.P., Apollo Life Asset GP, LLC, Apollo Capital Management, L.P., Apollo Capital Management GP, LLC, Apollo Management Holdings, L.P., and Apollo Management Holdings GP, LLC on EDGAR, subject to change.

3 Percentage held as of February 14, 2022 SC 13G filed by Sessa Capital (Master), L.P., Sessa Capital Special Opportunity Fund II, L.P., Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC, John Petry, subject to change.

4 Percentage held as of February 11, 2022 SC 13G filed by Prudential plc on EDGAR, subject to change. Please also see the August 6, 2023 Form 3, September 2, 2021 Form 4, September 8, 2021 Form 4, September 13, 2021 Form 4/A, and June 15, 2022 Form 4 filed by Prudential plc on Edgar, subject to change.

5 Percentage held as of February 10, 2022 SC 13G filed by The Vanguard Group on EDGAR, subject to change.

6 Percentage held as of February 9, 2022 SC 13G filed by FMR LLC on EDGAR, subject to change.

7 Percentage held as of February 2, 2022 SC 13G/A filed by Dan Hagan on EDGAR, subject to change. Please see also, January 12, 2022 Form 3, February 1, 2022 Form 4, May 4, 2022 Form 3, and May 9, 2022 Form 4 filed by Dan Hagan on Edgar, subject to change.

AFFILIATES

COMPANY	STATE / COUNTRY OF ORGANIZATION	CONTROL/OWNERSHIP PUBLICLY TRADED INDICATED IN RED BROKER/DEALER INDICATED IN GREEN
Allied Life Brokerage Agency, Inc.	Iowa	100% Jackson National Life Insurance Company
Brier Capital LLC	Michigan	100% Brooke Life Insurance Company
Brooke Life Insurance Company	Michigan	100% Jackson Holdings LLC
Hermitage Management, LLC	Michigan	100% Jackson National Life Insurance Company
Jackson Charitable Foundation, Inc.	Michigan	100% Jackson National Life Insurance Company
Jackson Finance LLC	Michigan	100% Jackson Financial Inc.

- 2 –

AS OF JULY 2022
UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY

Jackson Holdings LLC	Delaware	100% Jackson Financial Inc.
Jackson National Asset Management, LLC	Michigan	100% Jackson National Life Insurance Company
Jackson National Life (Bermuda) Ltd.	Bermuda	100% Jackson National Life Insurance Company
Jackson National Life Distributors LLC	Delaware	Broker/Dealer / Identifiers: CRD#: 40178; SEC#: 8-48984 100% Jackson National Life Insurance Company
Jackson National Life Insurance Agency, LLC	Illinois	100% Jackson National Life Distributors LLC
Jackson National Life Insurance Company	Michigan	100% Brooke Life Insurance Company
Jackson National Life Insurance Company of New York	New York	100% Jackson National Life Insurance Company
Mission Plans of America, Inc.	Texas	100% Jackson National Life Insurance Company
National Planning Holdings LLC	Delaware	100% Jackson National Life Insurance Company
PGDS (US One) LLC	Delaware	100% Jackson National Life Insurance Company
PPM America Capital Partners III, LLC	Delaware	60.50% PPM America, Inc.
PPM America Capital Partners IV, LLC	Delaware	34.50% PPM America, Inc.
PPM America Capital Partners V, LLC	Delaware	34% PPM America, Inc.
PPM America Capital Partners VI, LLC	Delaware	32% PPM America, Inc.
PPM America Capital Partners VII, LLC	Delaware	15.98% PPM America, Inc.
PPM America Capital Partners VIII, LLC	Delaware	45% PPM America, Inc.
PPM Pomona Capital Partners, LLC	Delaware	45% PPM America, Inc.
PPM America, Inc.	Delaware	100% PPM Holdings, Inc.
PPM Funds	Massachusetts	Publicly Traded / Company Number: 1298727 89.47% Jackson National Life Insurance Company; 10.39% PPM America, Inc.
PPM Holdings, Inc.	Delaware	100% Jackson Holdings LLC
PPM Loan Management Company, LLC	Delaware	100% PPM Loan Management Holding Company, LLC
PPM Loan Management Holding Company, LLC	Delaware	99.9% Jackson National Life Insurance Company 0.01% PPM America, Inc.
REALIC of Jacksonville Plans, Inc.	Texas	100% Jackson National Life Insurance Company
ROP, Inc.	Delaware	100% Jackson National Life Insurance Company
Squire Capital I LLC	Michigan	100% Jackson National Life Insurance Company
Squire Capital II LLC	Michigan	100% Jackson National Life Insurance Company
Squire Reassurance Company II, Inc.	Michigan	100% Jackson National Life Insurance Company

- 3 –

AS OF JULY 2022

UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY

- 4 – AS OF JULY 2022 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY Squire Reassurance Company LLC Michigan 100% Jackson National Life Insurance Company VFL International Life Company SPC, Ltd. Cayman Islands 100% Jackson National Life Insurance Company

- 5 – AS OF JULY 2022 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY PPM’S INVESTMENT PRODUCTS AND RELATED ENTITIES WHERE ULTIMATE JFI OWNERSHIP IS GREATER THAN 20%2 STATE / COUNTRY OF ORGANIZATION AIOF II VANIR AIV (MF), L.P. Delaware Apollo Asia Real Estate SC Coinvest Fund, LP Delaware Apollo Infrastructure Opportunities Fund II, L.P. Delaware Apollo Royalties Fund I, L.P. Delaware B2B Solutions, LLC Delaware Calera XXII, LLC Delaware Calera XXIII, LLC Delaware Centre Capital Non-Qualified Investors IV AIV-RA, LP Delaware Centre Capital Non-Qualified Investors V AIV-ELS LP Delaware Centre Capital Non-Qualified Investors V LP Delaware CEP IV-A CWV AIV Limited Partnership Delaware CEP IV-A Davenport AIV LP Ontario CEP IV-A INDY AIV Limited Partnership Ontario CEP IV-A NMR AIV Limited Partnership Ontario Clairvest Equity Partners IV-A Limited Partnership Ontario CSHC Co-Invest Unblocked, LLC Delaware DCA Hudson Co-Investor, LP Delaware Fashionphile Group, LLC Delaware Foreland A-1, LLC Texas GCI Holding Corporation Delaware Hydraulic Authority I Limited England JFL-IPR Co-Invest Partners, L.P. Delaware MDP SM Holdings, LLC Delaware Metalmark NNE Holdings, LLC Delaware NewSpring Deposco Investor LLC Pennsylvania NewSpring Fashionphile Holdings LLC Pennsylvania 2 Specific ownership percentages are maintained separately.

- 6 – AS OF JULY 2022 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY Old Hickory Fund I, LLC Delaware PPM America Private Equity Fund III, LP Delaware PPM America Private Equity Fund IV, LP Delaware PPM America Private Equity Fund V, LP Delaware PPM America Private Equity Fund VI, LP Delaware PPM America Private Equity Fund VII, LP Delaware PPM America Private Equity Fund VIII-A, LP Delaware PPM America Private Equity Fund VIII, LP Delaware PPM CLO 2018-1 Ltd. Cayman Islands PPM CLO 2018-1, LLC Delaware PPM CLO 3 Ltd. Cayman Islands PPM CLO 3, LLC Delaware PPM CLO 4 Ltd. Cayman Islands PPM CLO 4, LLC Delaware PPM CLO 5 Ltd. Cayman Islands PPM CLO 5, LLC Delaware RCP Fund II Co-Invest – Beacon 2, LP Delaware RCP Fund II Co-Invest-CEI 2, L.P. Delaware SEP V HL Holdings II, LP Delaware THMI, Inc. Delaware Wolfcamp Co-Investors, LP Delaware Wynnefield Private Equity Partners I, LP Delaware

- 7 – AS OF JULY 2022 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY PPM’S INVESTMENT PRODUCTS AND RELATED ENTITIES WHERE ULTIMATE JFI OWNERSHIP IS 5% OR GREATER AND LESS THAN 20%3 STATE / COUNTRY OF ORGANIZATION AA Tundra Investor, L.P. Delaware AIOF II Njord Debt Aggregator, L.P. Delaware AIOF II Njord Equity Aggregator, L.P. Delaware American Packing & Gasket Holdings, LLC Delaware Apollo USREF III Royce Holdings LP Delaware Arsenal Capital Partners QP II B LP Delaware ASG Co-Investment Vehicle, LP Delaware Calera XXI, LLC Delaware Calera XVII LLC Delaware Calera XIX LLC Delaware Calera XXIV, LLC Delaware Centre Capital Non-Qualified Investors IV AIV ELS, L.P. Delaware CEP V-A CS AIV Limited Partnership Delaware CEP V-A DMS AIV LP Delaware CEP V-A DR AIV Limited Partnership Delaware CEP V-A Mass AIV Limited Partnership Delaware CEP V-A WBLI AIV LP Delaware CEP VI-A AEP AIV Limited Partnership Delaware Chartwell Investments II, LP Delaware CIABB Holdings, LLC Delaware CIVC Partners Fund III, LP Delaware CIVH Holdings, LLC Delaware CIVH Holdings II LLC Delaware CPS Performance Materials Holdings Delaware Eclipse Co-Investor, LP Delaware 3 Specific ownership percentages are maintained separately.

- 8 – AS OF JULY 2022 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY Endeavor Schools Parent, LLC Delaware FFP Group Holdings, LP Delaware G2G Holdco, LLC Delaware GFF Holdco LP Delaware Gryphon Partners II, L.P. Delaware INTO Pooling Entity, LP Delaware JFL AIV Investors III (NUS) LP Delaware JFI-API Co-Invest Partners, LP Delaware Kleinfelder Holdings, LLC Delaware LBR Co-Invest DebtCo, LP Delaware LBR Co-Invest EquityCo, LP Delaware LCLA Brazil Holdings, LP Ontario LCLA Daylight, LP Delaware Leeds Astra Investors, LLC Delaware LJ Broder Co-Invest LLC Delaware LION Co-Invest LP Delaware LM LSQ Investors LLC Delaware LM Matthews Holdings III LLC Delaware LM Matthews Holdings III-A LLC Delaware LM Tortoise Investment Holdings IV LLC Delaware Lovell Minnick Equity Partners III, L.P. Delaware Mallard Co-Investors, LP Delaware Newspring Growth Capital V LP Delaware NSG V Unblocked AIV LP Delaware Project River Acquisition, LP Delaware Roxo Co-Investors, LP Delaware Sabrosura Super Holdings LLC Delaware Seidler Equity Partners IV, L.P. Delaware Seidler Equity Partners VII LP Delaware SEP V HL Holdings, LP Delaware

- 9 – AS OF JULY 2022 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY SEP VI Achem Holdings LP Delaware Simplify Compliance Holdings LLC Delaware SPC Investments Co. LP Delaware Star2Star Holdings, LLC Delaware Triple Point Holdings Partnership, L.P. Delaware TSC Co-Invest, LP Delaware TSG6 Goat Co-Investors, LP Delaware VetCor Co-Invest, LP Delaware Vortus – Foreland II Co-Investment, LP Delaware VS Professional Training Holdco, LP Delaware Woodland Graham Holdings, LLC Delaware YT Brigham Co Investments Partners LP Delaware OPEN-END MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, in accord with the provisions of the 1940 Act JNL Investors Series Trust JNL Series Trust PPM Funds